UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2019

Revance Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36297	77-0551645
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
7555 Gateway Boulevard, Newark, California, 94560
(Address of principal executive offices and zip code)

(510) 742-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVNC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Effective as of October 13, 2019, the Board of Directors (the “Board”) of Revance Therapeutics, Inc. (the “Company”) appointed Mark J. Foley as the Company’s President, Chief Executive Officer and Principal Executive Officer, replacing L. Daniel Browne, who stepped down as President, Chief Executive Officer and Principal Executive Officer due to a misjudgment in handling an employee matter. Mr. Browne has also resigned as a member of the Board of Directors effective as of October 11, 2019. Mr. Browne’s departure is unrelated to the Company’s operational performance and is not because of a disagreement on any matter relating to the Company’s operations, policies or practices.
Mr. Foley has served as a member of the Board since September 2017 and will remain a member of the Board following his appointment as President and Chief Executive Officer. Mr. Foley will no longer serve as a member of the Company’s Audit Committee. Mr. Foley was previously Chairman, President and CEO of ZELTIQ Aesthetics (ZLTQ) from 2012 to 2017. Mr. Foley also served as a Managing Director of RWI Ventures, a venture capital firm focused on life sciences, networking, semiconductor and software investments from 2004 to 2018. Prior to this, Mr. Foley held a variety of senior operating roles in large public companies and venture-backed startups, including U.S. Surgical Corporation, Guidant Corporation, Devices for Vascular Intervention (acquired by Eli Lilly), Perclose (acquired by Abbott) and Ventrica (acquired by Medtronic), where he was the founder and CEO. He currently serves on the Board of Directors for public companies Glaukos (GKOS) and SI-Bone (SIBN) and is a co-chair of the Aesthetics Innovation Summit. Mr. Foley is a graduate of the University of Notre Dame.
There is no arrangement or understanding between Mr. Foley and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Foley and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Foley has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.
In connection with his appointment, the Company has entered into an executive employment agreement with Mr. Foley (the “Employment Agreement”), pursuant to which Mr. Foley will initially receive an annual base salary of $650,000 and an annual target bonus of 75% of his base salary. The Board also approved the grant of certain equity awards to Mr. Foley. Effective as of October 13, 2019 (the “Start Date”), Mr. Foley received (i) a stock option to purchase 740,000 shares of the Company’s common stock (the “Option”), (ii) 200,000 shares of restricted common stock awards of the Company (the “RSA”) and (iii) 860,000 shares of performance-based common stock awards (the “PSA”, and together with the Option and the RSA, the “Start Date Grants”). In accordance with the 2014 Plan, the Option will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on October 11, 2019, and will vest over a period of four years, with 25% vesting one year after the Start Date, and the balance vesting monthly over the remaining three years. The RSA will vest over a period of three years, with one-third of the RSA vesting one year after the Start Date, and one-third of the RSAs vesting on each of the second and third anniversaries of the Start Date. The PSA will vest based on the Company’s performance and achievement of the following milestones: (i) 25% of the PSA will vest upon the approval by the Food and Drug Administration of the Company’s biologics license application for DAXI for the treatment of glabellar lines on or before December 31, 2020, (ii) 35% of the PSA will vest upon the earlier of: (x) the date that the closing share price of the Company’s common stock is at least $25 per share on any day after the grant date and remains at or above $25 per share during any 90 day period on a volume weighted average price basis; or (y) upon a Change in Control (as defined in the 2014 Plan) in which the purchase price of the Company’s common stock is at or above $25 per share, and (iii) 40% of the PSA will vest upon the earlier of: (x) the date that the closing share price of the Company’s common stock is at least $40 per share on any day after the grant date and remains at or above $40 per share during any 90 day period on a volume weighted average price basis; or (y) upon a Change in Control (as defined in the 2014 Plan) in which the purchase price of the Company’s common stock is at or above $40 per share. Upon approval by the Board or Compensation Committee of the Board in connection with the Company’s assessment of 2020 executive compensation, expected in the first quarter of 2020, the Company will grant Mr. Foley an additional 200,000 shares of restricted common stock awards (the “Additional RSA”). Subject to Mr. Foley’s continuing service with the Company, the Additional RSA will vest over a period of three years, with one-third vesting one year after the Start Date and one-third vesting on each of the second and third anniversaries of the Start Date. The Start Date Grants and the Additional RSA will be governed by the terms of the Company’s 2014 Equity Incentive Plan (the “2014 Plan”) and the applicable agreements thereunder. As an officer of the Company, Mr. Foley will also be eligible for severance under the Company’s Amended and Restated Executive Severance Benefit Plan (the “Severance Plan”).

The Board approved an amendment to the Severance Plan to provide that the participant who is the Chief Executive Officer of the Company will receive as severance an amount equal to: (i) 18 months of participant’s base salary and annual bonus target in connection with a non-Change in Control Termination; and (ii) 24 months of participant’s base salary and annual bonus target in connection with a Change in Control Termination (as each term is defined in the Severance Plan). A copy of the amendment and restatement of the Severance Plan will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2019.
In connection with Mr. Browne’s separation from the Company, which was effective as of October 11, 2019, the Company entered into a separation agreement (the “Separation Agreement”) with Mr. Browne on October 13, 2019 providing for (i) a release of claims against the Company, (ii) cash severance payments to Mr. Browne in an amount equal to fifteen months of Mr. Browne’s 2019 base salary, paid in equal installments on the Company’s regular payroll schedule over the fifteen month period following the separation date; and (iii) certain health care continuation benefits. The Separation Agreement also provides for an extension of the post-termination exercise period for all vested stock options held by Mr. Browne through the earlier of a change in control or January 31, 2021.
The foregoing descriptions of the terms of the Separation Agreement and the Employment Agreement are not complete and are qualified in their entirety by reference to the complete texts of the Separation Agreement and the Employment Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2019.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Number	Description
99.1	Press Release dated October 14, 2019
104	Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 15, 2019	Revance Therapeutics, Inc.

		By:	/s/ Tobin C. Schilke
Tobin C. Schilke
Chief Financial Officer